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Exhibit 23

Acknowledgment of Ernst & Young LLP


The Board of Directors and Shareholders
American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statements (Forms S-8) of American Eagle Outfitters, Inc. pertaining to the American Eagle Outfitters, Inc. Employee Stock Purchase Plan, the American Eagle Outfitters, Inc. 1994 Restricted Stock Plan, the American Eagle Outfitters, Inc. 1994 Stock Option Plan, and the American Eagle Outfitters, Inc. Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan of our report dated May 20, 1998 relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc. which are included in its Form 10-Q for the quarter ended May 2, 1998.

Pursuant to Rule 436 (c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



Pittsburgh, Pennsylvania
June 10, 1998

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